Electronically Filed
3/24/2021 11:23 AM
Steven D. Grierson
CLERK OF THE COURT

NOTC

PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorneys for Plaintiff
CUSTODIAN VENTURES, LLC

EIGHTH JUDICIAL DISTRICT COURT
CLARK COUNTY, NEVADA

CUSTODIAN VENTURES, LLC, a Wyoming Limited Liability Company, as assignee of GLOBEX TRANSFER, LLC, a Florida Limited Liability Company

Plaintiff,

vs.

KETDARINA CORP., a revoked Nevada Corporation, DOES 1 to 10, and ROE CORPORATIONS 1 to -10, inclusive,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO.: A-20-816621-B DEPT NO.: XVI

NOTICE OF ENTRY OF ORDER

PLEASE TAKE NOTICE that on the 11th day of December, 2020, the attached Injunction and Order Appointing Receiver was entered in the above-captioned case.

Dated this 24th day of March, 2021.

CHASEY LAW OFFICES

/s/ Peter Chasey
Peter L. Chasey, Esq.
Nevada Bar No. 007650
3295 N. Fort Apache Rd., Ste. 110
Las Vegas, NV 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
Attorney for Plaintiff

Case Number: A-20-816621-B

CERTIFICATE OF SERVICE

I hereby certify that on the 24th day of March, 2021, I served a true and complete copy of the foregoing NOTICE OF ENTRY OF ORDER by placing a copy of the same in the United States Mail, postage fully prepaid addressed to the following:

Ketdarina Corp. c/o Incorp Services, Inc. 3773 Howard Hughes Parkway, Suite 500S Las Vegas, NV 89169	Ketdarina Corp. 2360 Corporate Circle, Suite 400 Henderson, NV 89074

AN EMPLOYEE OF CHASEY LAW OFFICES

Electronically Filed
12/11/2020 4:28 PM
Steven D. Grierson
CLERK OF THE COURT

ORDR
PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorneys for Plaintiff
CUSTODIAN VENTURES, LLC

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

CUSTODIAN VENTURES, LLC, a Wyoming Limited Liability Company, as assignee of GLOBEX TRANSFER, LLC, a Florida Limited Liability Company

Plaintiff,

vs.

KETDARINA CORP., a revoked Nevada Corporation, DOES 1 to 10, and ROE CORPORATIONS 1 to -10, inclusive,

Defendants.

) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO.: A-20-816621-B DEPT NO.: XVI INJUNCTION AND ORDER APPOINTING RECEIVER

Plaintiff/Judgment Creditor Custodian Ventures, LLC’s Motion to Appoint Receiver having come on for hearing before this Court, this Court having reviewed the papers and pleadings on file, good cause appearing, this Court makes the following findings and issues the following orders.

IT IS HEREBY FOUND that Defendant/Judgment Debtor Ketdarina Corp. (hereinafter “KTDR”) has had its corporate charter revoked by the Nevada Secretary of State,

Case Number: A-20-816621-B

IT IS FURTHER FOUND that Defendant/Judgment Debtor KTDR has ceased to exist in some manner as set forth in NRS 78.600,

IT IS FURTHER FOUND that Defendant/Judgment Debtor KTDR has failed to pay filing fees due to the Nevada Secretary of State,

IT IS FURTHER FOUND that Defendant/Judgment Debtor KTDR has failed to make period public disclosures and reports as required by Rule 15c2-ll promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1934,

IT IS FURTHER FOUND that, in KTDR’s last public disclosure, KTDR reported total liabilities of $10,437, and

IT IS FURTHER FOUND that Plaintiff/Judgment Creditor Custodian Ventures, LLC holds a judgment against KTDR in the amount of $ 6,194.13 plus statutory interest accruing at $0.66 per day from Notice of Entry of Default Judgment on September 28, 2020.

Therefore,

IT IS HEREBY ORDERED, ADJUDGED, and DECREED that Plaintiff/Judgment Creditor Custodian Ventures, LLC’s Motion to Appoint Receiver is GRANTED in its entirety,

IT IS FURTHER ORDERED, ADJUDGED, and DECREED that Oleksandr Bezuhlyi, the former officer and director of KTDR is hereby enjoined from hereinafter exercising any authority or privilege relating to the administration or operation of KTDR,

IT IS FURTHER ORDERED, ADJUDGED, and DECREED that David Lazar is appointed as Receiver of and for KTDR,

IT IS FURTHER ORDERED, ADJUDGED, and DECREED that, pursuant to NRS 78.600 and NRS 78.630, Receiver David Lazar is granted the authority to rehabilitate KTDR, including but not limited to the reinstatement or revival of KTDR’s corporate charter with the Nevada Secretary of State, to prepare and file all documents as reasonable or necessary to comply with Rule 15c2-ll of the Securities Act of 1934, to collect the debts and property due and belonging to KTDR, to compromise and settle with any debtor of KTDR, to prosecute and defend lawsuits in the name of KTDR, to do all other acts as might be done by KTDR, to do all other acts as may be reasonable or necessary to continue the business of KTDR, and to appoint agents for the exercise of these duties.

IT IS SO ORDERED.

Dated this 11 day of December, 2020.

HON. TIMOTHY WILLIAMS

Respectfully Submitted by:

CHASEY LAW OFFICES

/s/ Peter Chasey

PETER L. CHASEY, ESQ.

Nevada Bar No. 007650

3295 N. Fort Apache Road, Suite 110

Las Vegas, Nevada 89129

Tel: (702) 233-0393 Fax: (702) 233-2107

email: peter@chaseylaw.com

Attorneys for Plaintiff

CUSTODIAN VENTURES, LLC